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CONTACT: Bruce Zurlnick                    Cara O'Brien/Melissa Myron
         Senior Vice President and         Media Contact: Stephanie Sampiere
         Chief Financial Officer           Financial Dynamics
         Finlay Enterprises, Inc.          (212) 850-5600
         (212) 808-2800


FOR IMMEDIATE RELEASE

                      FINLAY APPOINTS ELLEN LEVINE TO BOARD

           ~ EDITOR-IN-CHIEF OF GOOD HOUSEKEEPING WILL EXPAND NUMBER
                           OF INDEPENDENT DIRECTORS ~

NEW YORK, NY, JANUARY 13, 2004 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, today announced the appointment of Ellen Levine to the Company's Board of Directors. The addition of Ms. Levine expands the Company's Board to nine members and increases the Board's independent membership.

Ms. Levine, age 60, is currently Editor-in-Chief of Good Housekeeping, a position she has held since 1994, when she became the magazine's first female Editor-in-Chief since its founding in 1885. In 2000, she was instrumental in founding O, The Oprah Magazine and continues to serve as its Editorial Consultant. Before her appointment to the top post at Good Housekeeping, the flagship publication of Hearst Magazines, she served as Editor-in-Chief of two other major women's magazines: Redbook (1990-1994) and Woman's Day (1982-1990), and as a Senior Editor of Cosmopolitan (1976-1982).

Commenting on the appointment of Ms. Levine, Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, stated, "We are pleased to welcome Ellen to our Board. She is an experienced executive with an outstanding record in the publishing business. She brings an understanding of marketing and sales to an important consumer segment of our business. Ellen's perspective and talent as an industry and community leader will be a valuable asset to Finlay's Board as we work together to execute our strategic plan and provide long-term value for our shareholders."

Ms. Levine currently serves on several Boards in both the corporate and not-for-profit sectors including: the New York Restoration Project, Lifetime Television, Research!America and New York Women in Communications. Additionally, Ms. Levine served two terms as President of the American Society of Magazine Editors (ASME) and, at the end of this month, she will be inducted into the Editors Hall of Fame. She has received many awards and citations of merit throughout her career including the Matrix award for exceptional achievement in 1989, one of the communication industry's most prestigious honors.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $931 million in Fiscal 2002. The number of locations at the end of December 2003 totaled 1,023.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

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